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                                   EXHIBIT 99                    (WILLIAMS LOGO)

NEWS RELEASE

NYSE: WMB

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DATE: April 24, 2003

             WILLIAMS ANNOUNCES TWO NEW SALES TOTALING $73 MILLION;
               SETS FIRST-QUARTER EARNINGS ANNOUNCEMENT FOR MAY 13

         TULSA, Okla. - Williams (NYSE:WMB) today announced it has completed two new sales agreements totaling approximately $73 million in cash proceeds and set a date for its first-quarter earnings release.

         The company has completed the sale of an earn-out provision associated with the sale of its former Memphis refinery and entered into an agreement to sell its Brundage Canyon, Utah, oil and gas properties.

         Williams also announced plans to report its first-quarter earnings on the morning of May 13. The company's management is scheduled to discuss the financial results at 10 a.m. Eastern that day in a conference call with analysts. Participants are encouraged to access the conference via www.williams.com. A limited number of phone lines also will be available at
(800) 314-7867. International callers should dial (719) 867-0640.

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. Williams' gas wells, pipelines and midstream facilities are concentrated in the Northwest, Rocky Mountains, Gulf Coast and Eastern Seaboard. More information is available at www.williams.com.

CONTACT:        Kelly Swan
                Williams (media relations)
                (918) 573-6932

                Travis Campbell
                Williams (investor relations)
                (918) 573-2944

                Richard George
                Williams (investor relations)
                (918) 573-3679

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.